EXHIBIT 10.16

AMENDMENT #1 TO THE

ACQUISITION AND PURCHASE AGREEMENT

DATED AS OF February 9, 2018, BUT EFFECTIVE

NOVEMBER 3, 2017

BY AND BETWEEN

TPT GLOBAL TECH, INC.

AND

BLUE COLLAR PRODUCTIONS, INC.

AND ITS

SHAREHOLDERS

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AMENDMENT #1 TO THE

ACQUISITION AND PURCHASE AGREEMENT

This AMENDMENT, dated as of February 9, 2018 but effective November 3, 2017, (the "Amendment #1"), is by and between TPT Global Tech, Inc. ("TPTG"), a Florida Corporation and Blue Collar Productions, Inc, a California Corporation (“Blue Collar” or “Seller”), together referred to as (“Parties”).

WHEREAS, the Seller entered into an Acquisition and Purchase Agreement dated as of November 3, 2017, (“the Agreement”), by and between TPTG and Blue Collar and it’s Shareholders;

WHEREAS, the Seller has agreed to the TPTG proposal to amendment to the Agreement by among other things agreeing to replace Article I, Article II and add to Article IX;

NOW, THEREFORE, TPTG and the Seller, in consideration of the foregoing and to document the respective intentions, representations, warranties, covenants and agreements by and between the undersigned, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, agree to amend the Agreement as follows:

AMENDMENT

The Parties hereby amend the specific provisions of the Agreement set forth below. All other terms and conditions of the Agreement shall not be modified in this Amendment #1 and shall remain in full force and effect and be considered incorporated herein as part of Amendment #1. To the extent of any conflict between the provisions of this Amendment and the Agreement, this Amendment shall take precedence.

ARTICLE I
THE CONSIDERATION

SECTION 1.01 Consideration for Acquisition. The consideration deliverable at Closing (as herein defined) by TPTG to Seller is as follows: In consideration for all assets of Seller, including ownership in Seller (“Seller Interest”), as specifically listed and identified on Exhibit A and Exhibit B, collectively,

a)      TPTG shall issue to Seller 6,500,000 shares of restricted Common Stock of TPTG with the rights and privileges equal to the common stock of TPTG;

b)      Seller will receive a promissory note (“Promissory Note”) in the amount of one million six hundred thousand dollars ($1,600,000). Said promissory note must be fully funded by a cash deposit into a bank account as prescribed by Seller within twelve (12) months of the Closing. In addition, TPTG agrees that the use of proceeds

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for any public offering after the current Form S-1 filing, which is intended to be in the next twelve months, will include the payoff of the promissory note.

c)	Together with the Closing, TPTG shall grant to Seller a security interest in the Seller Interest and Blue Collar assets to secure TPTG’s obligations under the Promissory Note and the Agreement (the “TPTG Obligations. TPTG agrees that following Closing, Blue Collar shall remain and be operated as a separate, wholly-owned subsidiary of TPTG, with separate revenue, profit and loss responsibilities and allocations and shall be fully owned by TPTG but managed by Seller in accord with the terms of the Agreement. Further, TPTG shall not transfer or encumber its legal or beneficial interest in Blue Collar (or agree to do so) and shall retain all of the Blue Collar assets (except for sales, transfers and other dispositions made in the ordinary course of business with the approval of Seller) until such time as the TPTG Obligations have been paid in full, fully satisfied, and otherwise fulfilled by TPTG, unless otherwise agreed in writing by the Seller. Further, TPTG shall not make any allocations or profit distributions other than in the ordinary course which shall, if made, be applied against the amount due under the Note. Without limiting the foregoing, in order to protect the Seller, TPTG shall also agree to the covenants set forth in Exhibit C.

The Acquisition shall become effective upon the delivery of the bills of sale, assignments of patents, trademarks, source code, and technology, if any, to TPTG simultaneously with the delivery of the consideration and fulfillment of all of the terms specified in paragraphs 1.01(a), (b) and (c) by TPTG to the shareholders of Seller. Failure to fulfill all of the terms specified in paragraphs 1.01(a), (b) and (c) by TPTG within twelve months (12 months) of signature of this document is grounds for termination. For clarity, Seller has an additional right to terminate without penalty if any of terms of paragraphs 1.01(a), (b) and (c) are not met twelve months (12) after the closing without cost to seller.

a.

ARTICLE III
CLOSING

SECTION 3.01 – Closing. With respect to the TPTG and the Seller, the Closing shall be deemed to have occurred November 3, 2017 (“Closing”).

ARTICLE IX
SURVIVAL OF REPRESENTATIONS AND WARRANTIES;

POST-CLOSING CONDITIONS AND COVENANTS

Section 9.03 Additional Conditions of Obligations of TPTG

TPTG hereby waives any additional conditions set forth in the Agreement.

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Section 9.04 Additional Conditions of Obligations of Sellers

Without limiting existing conditions of Closing, the obligation of the Sellers to consummate and close the transactions contemplated by this Agreement are subject to the fulfillment of all of the following additional or amended conditions at or prior to the date of this Amendment (“Covenant Date”):

(a)           The representations and warranties of TPTG contained in the Agreement shall be true and correct in all material respects on the Covenant Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, including delivery of Financial Statements through the most-recent respective year-end, quarter-end and month-end.

(b)           TPTG shall have performed and complied with all covenants, conditions and obligations of this Agreement required to be performed or complied with by TPTG on or before the Closing Date and the Covenant Date.

(c)           TPTG shall have delivered to Seller a certificate executed by the President of TPTG to the effect that, as of the Covenant Date: (i) all representations and warranties made by TPTG under the Agreement were true and complete as of the Closing Date and remained true as of the Covenant Date as if made as of each date, and (ii) all covenants, obligations and conditions of this Agreement to be performed by TPTG on or before such dates have been so performed.

END OF AMENDMENT 1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment #1 to be duly executed on the 9th day of February 2018.

TPT Global Tech, Inc.

a Florida Corporation

By: ___________________________

Name: Stephen J. Thomas III

Title: President

Blue Collar Productions, Inc.

a CALIFORNIA CORPORATION

By:_____________________________

Name: Mark Rowen

Title: President and 100% Owner Seller Interest

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SCHEDULE OF EXHIBITS

Exhibit	Document

A	Shareholders of Seller

B	Assets of Seller

C	Covenants

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EXHIBIT A

Shareholders of Seller

Mark Rowen - 100%

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EXHIBIT B

Assets of Seller

Editorial Equipment and Computers

Tape Library Assets

Office Furniture and Other

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EXHIBIT C

Until all TPTG Obligations are paid in full, satisfied and fulfilled, TPTG hereby covenants and agrees with Seller that it shall not, without approval of Seller:

(i)	issue any new Interest in Blue Collar, or agree to do so;

(ii)	make any allocation or distribution of profits or other monies other than to pay down the Promissory Note;

(iii)	dissolve or otherwise terminate the Blue Collar business;

(iv)	transfer any of the Interest being purchased, or agree to do so;

(v)	establish a subsidiary;

(vi)	make any loan or advance to any other entity other than trade receivables incurred in the ordinary course of business;

(vii)	make any loan or advance to any person, including, without limitation, any employee or director of Blue Collar or TPTG or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee option plan approved by the Seller;

(viii)	guarantee, directly or indirectly, any indebtedness except for trade accounts of Blue Collar arising in the ordinary course of business;

(ix)	make any investment through the direct or indirect holding of securities in another entity;

(x)	incur any aggregate indebtedness in excess of Ten Thousand Dollars ($10,000.00) that is not already included in a budget approved by the Seller other than trade credit incurred in the ordinary course of business;

(xi)	otherwise enter into or be a party to any transaction with any director, officer or employee of TPTG or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act);

(xii)	change the principal business of Blue Collar, enter new lines of business, or exit the current line of business; or

(xiii)	sell, transfer, license, pledge or encumber material assets, technology or intellectual property, other than licenses granted in the ordinary course of business.

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